Exhibit 99.1

Kellanova
Financial News Release

Analyst Contact:
John Renwick, CFA (269) 961-9050

Media Contact:
Kris Bahner, (269) 961-3799

Kellanova Reports Third Quarter Results

Chicago, Ill. – October 30, 2025 – Kellanova (NYSE: K) today announced results for its third quarter of 2025.

Pending Transaction:
As announced on August 14, 2024, Mars, Incorporated, a family-owned, global leader in pet care, snacking, and food, and Kellanova, a leading company in global snacking, international cereal and noodles, North American plant-based foods, and frozen breakfast foods, had entered into a definitive agreement under which Mars has agreed to acquire Kellanova for $83.50 per share in cash. Shareowners approved this proposed transaction on November 1, 2024. The transaction is subject to customary closing conditions, including regulatory approvals, and is expected to close towards the end of 2025.

Highlights of the Quarter:

•Net sales increased slightly year on year, as growth momentum in noodles in Africa and positive currency translation more than offset the impact of persisting global and industrywide category softness.

•Operating profit declined slightly year on year, due to a sharp decrease in mark-to-market benefit that offset the positive impact of reduced restructuring charges and reduced Selling, General & Administrative expense.

•Earnings per share decreased due to the above factors and the lapping of a prior-year tax benefit.

•Due to the pending merger with Mars, Incorporated, Kellanova will not be providing forward-looking guidance.

“Once again our organization demonstrated resilience and grit as we managed through prolonged category-wide softness and higher costs," commented Steve Cahillane, Kellanova’s Chairman, President, and Chief Executive Officer. "Amidst this cyclical downturn, we have pivoted toward innovation, productivity, and emerging markets expansion, notably noodles in Africa, and our prioritized expenditure helped us again deliver earnings above our expectations in the third quarter. In the meantime, we continue to work toward closing the Mars transaction and embarking on our exciting next chapter."

Financial Summary:	Quarter ended			Year-to-date period ended
(millions, except per share data)	September 27, 2025	September 28, 2024	% Change	September 27, 2025	September 28, 2024	% Change
Reported Net Sales	$3,260	$3,233	0.9%	$9,546	$9,625	(0.8)%
Organic Net Sales *	$3,217	$3,233	(0.5)%	$9,640	$9,625	0.2%

Reported Operating Profit	$452	$456	(0.6)%	$1,320	$1,342	(1.6)%
Adjusted Operating Profit *	$473	$441	7.3%	$1,391	$1,451	(4.1)%
Currency-Neutral Adjusted Operating Profit *	$470	$441	6.6%	$1,398	$1,451	(3.6)%

Reported Diluted Earnings Per Share	$0.88	$1.05	(16.2)%	$2.61	$2.83	(7.8)%
Adjusted Diluted Earnings Per Share *	$0.94	$0.91	3.3%	$2.79	$2.93	(4.8)%
Currency-Neutral Adjusted Diluted Earnings Per Share *	$0.93	$0.91	2.2%	$2.79	$2.93	(4.8)%
* Non-GAAP financial measure. See "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures.
Third Quarter Consolidated Results
Third quarter 2025 GAAP (or "reported") net sales increased slightly year on year, on growth momentum in noodles in Africa and positive foreign currency translation, partially offset by category softness elsewhere and a related shift in business mix. Net sales declined slightly on an organic basis.

Year to date, reported net sales decreased by 1% as negative currency translation and lower volume outside of Africa more than offset slight price/mix growth overall. On an organic basis, which excludes the impact of foreign currency translation, the Company's net sales increased slightly.

Reported operating profit in the third quarter decreased by 1% year on year, due to significantly lower mark-to-market benefit than the prior year, and the gross profit impacts of lower net sales outside Africa and higher costs. On an adjusted basis, which excludes mark-to-market impacts and one-time charges, operating profit increased by 7%, and excluding foreign currency translation, operating profit increased by 7%.

Year to date, reported operating profit decreased by 2% year on year, due to a negative swing in mark-to-market impacts, negative foreign currency translation, the gross profit impacts of lower net sales outside Africa and higher costs. On an adjusted basis, which excludes mark-to-market impacts and one-time charges, operating profit decreased by 4%, and excluding foreign currency translation it also decreased by 4%.

Reported earnings per share in the third quarter decreased by 16% year on year, reflecting the lower mark-to-market benefit, a higher effective tax rate, including the lapping of a prior-year tax benefit, and the gross profit impacts of lower net sales outside Africa and higher costs. On an adjusted basis, which excludes mark-to-market impacts and one-time charges, earnings per share increased by 3%, and excluding foreign currency translation, adjusted earnings per share increased by 2%.

Year to date, reported earnings per share decreased by 8% year on year, due to the negative swing in mark-to-market impacts, a higher effective tax rate, including the lapping of a prior-year tax benefit, and the gross profit impacts of lower net sales outside Africa and higher costs. On an adjusted basis, which excludes mark-to-market impacts and one-time charges, earnings per share decreased by 5%, and the same excluding foreign currency translation.

Year-to-date net cash provided by operating activities was $788 million, representing a decrease from the year-earlier period, primarily due to the negative swing from last year's favorable $175 million post-retirement distribution to this year's $(157) million pension contribution. Capital expenditure of $468 million was slightly higher than prior year due to timing differences. Free cash flow, defined as net cash provided by operating activities less capital expenditure, was therefore $320 million for the year-to-date period.

Third Quarter Business Performance

Please refer to the segment tables in the back of this document.
Kellanova's third quarter net sales benefited from sustained volume growth and price realization in our noodles businesses in Africa, but were offset by the impact of lingering softness in snacks, cereal, and frozen foods categories elsewhere. Profit margins were again pressured by higher costs and adverse business mix, but productivity, expense discipline, and reduced incentive compensation enabled the Company to once again over-deliver against its internal expectations for adjusted-basis operating profit and earnings per share.

North America’s reported and organic net sales decreased by 3% during the third quarter, as volume declined amidst continued softness in snacking and frozen categories. North America's reported operating profit in the quarter increased by 15% year on year, reflecting discipline on operating expenses and lower incentive compensation, as well as decreased restructuring charges. On an adjusted and currency-neutral adjusted basis, operating profit increased by 10%.

Year to date, North America's reported net sales decreased by 4%, on broad-based softness in category demand. On an organic basis, net sales decreased by 3%. North America's reported operating profit increased by 1% year on year due to the decrease in restructuring charges, which offset the gross profit impact of lower net sales. On an adjusted basis and currency-neutral adjusted basis, operating profit decreased 5%.

Europe's reported net sales decreased 1% year on year in the third quarter due to lower volume and price/mix related to prolonged demand softness in snacks and cereal categories, as well as disruption of orders from specific customers, partially offset by positive foreign currency translation. On an organic basis, net sales decreased by 5%. Europe’s reported operating profit decreased by 27% year on year in the quarter, reflecting the gross profit impacts of lower net sales and higher costs, as well as increased up-front charges for network optimization. On an adjusted basis, operating profit decreased by 22%, and excluding foreign currency translation it decreased by 25%.

Year to date, Europe's reported net sales decreased by 1%, as a decrease in volume amidst widespread category softness and order disruptions from certain customers more than offset positive foreign currency translation. On an organic basis, net sales decreased by 4%. Europe’s reported operating profit increased by 7% year on year, as lower up-front charges for network optimization more than offset the gross profit impacts of lower net sales and higher costs. On an adjusted basis, operating profit decreased by 11%, and excluding foreign currency translation it decreased by 14%.

Latin America's reported net sales in the third quarter decreased by 1% year on year, as volume declines related to softened categories, notably cereal in Mexico, were partially offset by price realization and positive foreign currency translation. On an organic basis, net sales decreased by 2%. Reported operating profit in the quarter decreased by 47% year on year, due to the gross profit impacts of lower net sales and higher costs, as well as higher restructuring charges. On an adjusted basis, operating profit decreased by 37%, and excluding currency translation it decreased by 38%.

Year to date, Latin America's reported net sales decreased by 8% year on year, reflecting negative foreign currency translation and lower volume related primarily to soft cereal category demand in Mexico. On an organic basis, net sales decreased by 2%. Latin America’s reported operating profit decreased by 32% year on year, due to a negative swing in mark-to-market impacts, significantly negative foreign currency translation, and the gross profit impacts of lower net sales and higher costs. On an adjusted basis, operating profit decreased by 19%, and excluding foreign currency translation it decreased 12%.

Asia Pacific, Middle East and Africa's ("AMEA's") reported net sales increased by 14% year on year in the third quarter, led by both volume growth and last year's currency-influenced price increases in our Africa noodles businesses, along with broad-based cereal volume and net sales growth. On an organic basis, which excludes the impact of foreign currency translation, net sales increased by 12%. AMEA's reported operating profit in the quarter increased by 5% year on year, due to the profit impact of higher net sales. On an adjusted basis, operating profit increased by 4%, and excluding foreign currency translation it increased by 4%.

Year to date, AMEA's reported net sales increased by 11% year on year, as sustained volume growth and last year's currency-influenced price increases in our Africa noodles businesses more than offset negative foreign currency translation and general demand softness in snacking categories within the Region. On an organic basis, net sales increased by 16%. AMEA's reported operating profit increased by 2% , as the impact of increased net sales more than offset negative foreign currency translation. On an adjusted basis, operating profit increased 2%, and excluding foreign currency translation it increased 7%.

About Kellanova
With approximately $13 billion in net sales in 2024, Kellanova (NYSE: K) is a leader in global snacking, international cereal and noodles, and North America frozen foods with a legacy stretching back more than 100 years. Powered by differentiated brands including Pringles®, Cheez-It®, Pop-Tarts®, Kellogg's Rice Krispies Treats®, RXBAR®, Eggo®, MorningStar Farms®, Special K®, Coco Pops®, and more, Kellanova’s vision is to become the world’s best-performing snacks-led powerhouse, unleashing the full potential of our differentiated brands and our passionate people.

At Kellanova, our purpose is to create better days and ensure everyone has a seat at the table through our trusted food brands. We are committed to promoting sustainable and equitable food access by tackling the crossroads of hunger, sustainability, wellbeing, and equity, diversity & inclusion. Our goal is to create Better Days for 4 billion people by the end of 2030 (from a 2015 baseline). For more detailed information about our commitments, our approach to achieving these goals, and methodology, please visit our website at https://www.kellanova.com.

Non-GAAP Financial Measures

This filing includes non-GAAP financial measures that we provide to management and investors that exclude certain items that we do not consider part of on-going operations. Items excluded from our non-GAAP financial measures are discussed in the "Significant items impacting comparability" section of this filing. Our management team consistently utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of our business, and for resource allocation decisions, including incentive compensation. As a result, we believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team and improves investors’ understanding of our underlying operating performance and in their analysis of ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.

Non-GAAP financial measures used include currency-neutral and organic net sales, adjusted and currency-neutral adjusted operating profit, adjusted and currency-neutral adjusted diluted EPS, currency-neutral adjusted gross profit, currency-neutral adjusted gross margin, adjusted other income (expense), adjusted effective income tax rate, net debt and free cash flow. We determine currency-neutral results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. These non-GAAP financial measures may not be comparable to similar measures used by other companies.

•Currency-neutral net sales and organic net sales: We adjust the GAAP financial measure to exclude the impact of foreign currency, resulting in currency-neutral net sales. In addition, we exclude the impact of acquisitions, divestitures, and foreign currency, resulting in organic net sales. We excluded the items which we believe may obscure trends in our underlying net sales performance. By providing these non-GAAP net sales measures, management intends to provide investors with a meaningful, consistent comparison of net sales performance for the Company and each of our reportable segments for the periods presented. Management uses these non-GAAP measures to evaluate the effectiveness of initiatives behind net sales growth, pricing realization, and the impact of mix on our business results. These non-GAAP measures are also used to make decisions regarding the future direction of our business, and for resource allocation decisions.
•Adjusted: gross profit, gross margin, operating profit, operating margin, and diluted EPS: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the separation transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, a gain on interest rate swaps, and other costs impacting comparability resulting in adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.
•Currency-neutral adjusted: gross profit, gross margin, operating profit, operating margin, and diluted EPS: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the separation transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, other costs impacting comparability, and foreign currency, resulting in currency-neutral adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.
•Adjusted other income (expense): We adjust the GAAP financial measure to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded) and certain equity investments, losses resulting from divestitures, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our underlying profitability. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's other income (expense), excluding the impact of the items noted above, for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability.
•Adjusted effective income tax rate: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the separation transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments, and certain foreign currency contracts, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our pre-tax income and the related tax effect of those items on our adjusted effective income tax rate, and other impacts to tax expense. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of the items noted above, for the periods presented. Management uses this non-GAAP measure to monitor the effectiveness of initiatives in place to optimize our global tax rate.

•Net debt: Defined as the sum of long-term debt, current maturities of long-term debt and notes payable, less cash and cash equivalents. With respect to net debt, cash and cash equivalents are subtracted from the GAAP measure, total debt liabilities, because they could be used to reduce the Company’s debt obligations. Company management and investors use this non-GAAP measure to evaluate changes to the Company's capital structure and credit quality assessment.
•Free Cash flow: Defined as net cash provided by operating activities reduced by expenditures for property additions. Free cash flow does not represent the residual cash flow available for discretionary expenditures. We use this non-GAAP financial measure of free cash flow to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities, and share repurchases once all of the Company’s business needs and obligations are met. Additionally, certain performance-based compensation includes a component of this non-GAAP measure.
These measures have not been calculated in accordance with GAAP and should not be viewed as a substitute for GAAP reporting measure

Forward-Looking Statements Disclosure
This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning and expectations, among other things, the proposed acquisition (the “Merger”) of Kellanova (the“Company”) by Mars, Incorporated, regulatory approvals, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning and may involve risks and uncertainties that could cause the Company’s actual results or activities to differ materially from these predictions. These risks and uncertainties include, but are not limited to: the timing to consummate the Merger and the risk that the Merger may not be completed at all or the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the merger agreement; the risk that the conditions to closing of the Merger may not be satisfied or waived; the risk that a governmental or regulatory approval that may be required for the Merger is not obtained or is obtained subject to conditions that are not anticipated; potential litigation relating to, or other unexpected costs resulting from, the Merger; legislative, regulatory, and economic developments; risks that the Merger disrupts the Company’s current plans and operations; the risk that certain restrictions during the pendency of the Merger may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the diversion of management’s time on transaction-related issues; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company’s common stock, credit ratings or operating results; and the risk that the Merger and its announcement could have an adverse effect on the ability to retain and hire key personnel, to retain customers and to maintain relationships with business partners, suppliers and customers. The Company can give no assurance that the conditions to the Merger will be satisfied.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

Additional information concerning these and other factors can be found in the Company's filings with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

[Kellanova Financial News]

Kellanova and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net sales	$3,260	$3,233	$9,546	$9,625
Cost of goods sold	2,176	2,057	6,313	6,257
Selling, general and administrative expense	632	720	1,913	2,026
Operating profit	452	456	1,320	1,342
Interest expense	60	75	186	241
Other income (expense), net	8	21	28	97
Income before income taxes	400	402	1,162	1,198
Income taxes	89	34	245	213
Earnings (loss) from unconsolidated entities	3	2	8	3
Net income (loss)	314	370	925	988
Net income (loss) attributable to noncontrolling interests	5	3	13	10
Net income (loss) attributable to Kellanova	$309	$367	$912	$978
Per share amounts:
Basic earnings	$0.89	$1.07	$2.63	$2.86
Diluted earnings	$0.88	$1.05	$2.61	$2.83
Average shares outstanding:
Basic	348	343	347	342
Diluted	350	347	350	345
Actual shares outstanding at period end	348	345	348	345

Kellanova and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

	Year-to-date period ended
(unaudited)	September 27, 2025	September 28, 2024
Operating activities
Net income	$925	$988
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	277	273
Impairment of property	—	60
Postretirement benefit plan expense (benefit)	(17)	(32)
Deferred income taxes	101	(13)
Stock compensation	31	66
Other	(43)	19
Postretirement benefit plan distributions	—	175
Postretirement benefit plan contributions	(157)	(55)
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Trade receivables	(101)	(191)
Inventories	15	(16)
Accounts payable	(150)	144
All other current assets and liabilities	(93)	(125)
Net cash provided by (used in) operating activities	788	1,293
Investing activities
Additions to properties	(468)	(440)
Purchases of marketable securities	(74)	(301)
Sales of marketable securities	112	145
Settlement of net investment hedges	(55)	(7)
Other	7	14
Net cash provided by (used in) investing activities	(478)	(589)
Financing activities
Net issuances (reductions) of notes payable	420	12
Issuances of long-term debt	—	619
Reductions of long-term debt	(632)	(654)
Net issuances of common stock	102	190
Cash dividends	(598)	(580)
Other	(28)	(4)
Net cash provided by (used in) financing activities	(736)	(417)
Effect of exchange rate changes on cash and cash equivalents	(28)	8
Increase (decrease) in cash and cash equivalents	(454)	295
Cash and cash equivalents at beginning of period	694	274
Cash and cash equivalents at end of period	$240	$569

Kellanova Defined Free Cash Flow:
Net cash provided by (used in) operating activities	$788	$1,293
Additions to properties	(468)	(440)
Free cash flow (operating cash flow less property additions) (a)	$320	$853

(a) Free cash flow is defined as net cash provided by operating activities less capital expenditures. We use this non-GAAP financial measure to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities and share repurchase.

Kellanova and Subsidiaries
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	September 27, 2025	December 28, 2024
	(unaudited)
Current assets
Cash and cash equivalents	$240	$694
Accounts receivable, net	1,707	1,522
Inventories	1,199	1,165
Other current assets	319	373
Total current assets	3,465	3,754
Property, net	3,526	3,234
Operating lease right-of-use assets	578	601
Goodwill	5,056	5,003
Other intangibles, net	1,808	1,760
Investments in unconsolidated entities	112	99
Other assets	1,100	1,177
Total assets	$15,645	$15,628
Current liabilities
Current maturities of long-term debt	$759	$632
Notes payable	526	113
Accounts payable	2,114	2,236
Current operating lease liabilities	150	134
Accrued advertising and promotion	626	611
Accrued salaries and wages	182	259
Other current liabilities	753	675
Total current liabilities	5,110	4,660
Long-term debt	4,341	4,998
Operating lease liabilities	424	465
Deferred income taxes	558	541
Pension liability	432	599
Other liabilities	485	483
Commitments and contingencies
Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	1,007	1,121
Retained earnings	9,696	9,358
Treasury stock, at cost	(4,369)	(4,533)
Accumulated other comprehensive income (loss)	(2,236)	(2,276)
Total Kellanova equity	4,203	3,775
Noncontrolling interests	92	107
Total equity	4,295	3,882
Total liabilities and equity	$15,645	$15,628

Kellanova and Subsidiaries
Exhibit 1
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Quarter ended September 27, 2025
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$(7)	$—	$7	$—	$—	$—	$—	$7	$0.02
Separation costs (pre-tax)	—	1	(2)	—	—	—	—	(2)	—
Network optimization (pre-tax)	8	—	(8)	—	—	—	—	(8)	(0.02)
Proposed merger costs (pre-tax)	—	16	(16)	—	—	—	—	(16)	(0.04)
Business and portfolio realignment (pre-tax)	2	—	(2)	—	—	—	—	(2)	(0.01)
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(1)	—	1	—
Domestic tax benefit	—	—	—	—	—	—	—	—	—
Foreign currency impact	32	8	3	—	—	—	(1)	2	0.01
Adjustments to adjusted basis	$36	$24	$(17)	$—	$—	$—	$(1)	$(18)	$(0.05)

	Quarter ended September 28, 2024
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$(61)	$1	$60	$—	$—	$—	$—	$60	$0.17
Separation costs (pre-tax)	6	4	(10)	—	—	—	—	(10)	(0.03)
Network optimization (pre-tax)	12	—	(12)	—	—	—	—	(12)	(0.03)
Proposed merger costs (pre-tax)	—	22	(22)	—	—	—	—	(22)	(0.06)
Business and portfolio realignment (pre-tax)	—	2	(2)	—	—	—	—	(2)	(0.01)
Income tax impact applicable to adjustments, net*	—	—	—	—	—	5	—	(5)	(0.02)
Domestic tax benefit	—	—	—	—	—	(41)	—	41	0.12
Adjustments to adjusted basis	$(44)	$29	$15	$—	$—	$(36)	$—	$50	$0.14
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Kellanova and Subsidiaries
Exhibit 2
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Year-to-date period ended September 27, 2025
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$18	$(11)	$(7)	$—	$(3)	$—	$—	$(10)	$(0.03)
Separation costs (pre-tax)	3	8	(11)	—	—	—	—	(11)	(0.03)
Network optimization (pre-tax)	22	—	(22)	—	—	—	—	(22)	(0.06)
Proposed merger costs (pre-tax)	—	28	(28)	—	—	—	—	(28)	(0.08)
Business and portfolio realignment (pre-tax)	2	1	(3)	—	—	—	—	(3)	(0.01)
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(10)	—	10	0.03
Domestic tax benefit	—	—	—	—	—	—	—	—	—
Foreign currency impact	(74)	(13)	(7)	1	—	(3)	1	(2)	(0.01)
Adjustments to adjusted basis	$(29)	$12	$(77)	$1	$(3)	$(13)	$1	$(66)	$(0.19)

	Year-to-date period ended September 28, 2024
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest Expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$(58)	$(11)	$69	$—	$13	$—	$—	$82	$0.24
Separation costs (pre-tax)	9	20	(29)	—	—	—	—	(29)	(0.08)
Network optimization (pre-tax)	121	—	(121)	—	—	—	—	(121)	(0.35)
Proposed merger costs (pre-tax)	—	22	(22)	—	—	—	—	(22)	(0.06)
Business and portfolio realignment (pre-tax)	—	6	(6)	—	—	—	—	(6)	(0.03)
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(20)	—	20	0.06
Domestic tax benefit	—	—	—	—	—	(41)	—	41	0.12
Adjustments to adjusted basis	$72	$37	$(109)	$—	$13	$(61)	$—	$(35)	$(0.10)
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Kellanova and Subsidiaries
Exhibit 3
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Quarter ended September 27, 2025
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$1,627	$653	$308	$672	$—	$3,260
Foreign currency impact	(1)	27	5	13	—	43
Organic net sales	$1,628	$627	$303	$658	$—	$3,217

Quarter ended September 28, 2024
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$1,673	$660	$311	$590	$(1)	$3,233
Divestitures	—	—	—	—	—	—
Organic net sales	$1,673	$660	$311	$590	$(1)	$3,233

% change - 2025 vs. 2024:
Reported growth	(2.7)%	(0.9)%	(0.8)%	13.7%	n/m	0.9%
Foreign currency impact	(0.1)%	4.1%	1.5%	2.2%	n/m	1.4%
Currency-neutral growth	(2.6)%	(5.0)%	(2.3)%	11.5%	n/m	(0.5)%
Divestitures	—%	—%	—%	—%	n/m	—%
Organic growth	(2.6)%	(5.0)%	(2.3)%	11.5%	n/m	(0.5)%
Volume (tonnage)	(1.7)%	(2.1)%	(7.3)%	1.1%	n/m	(1.4)%
Pricing/mix	(0.9)%	(2.9)%	5.0%	10.4%	n/m	0.9%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 4
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Year-to-date period ended September 27, 2025
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$4,840	$1,883	$883	$1,940	$—	$9,546
Foreign currency impact	(6)	62	(61)	(89)	—	(94)
Organic net sales	$4,846	$1,821	$943	$2,029	$—	$9,640

Year-to-date period ended September 28, 2024
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$5,019	$1,898	$958	$1,754	$(4)	$9,625
Divestitures	—	—	—	—	—	—
Organic net sales	$5,019	$1,898	$958	$1,754	$(4)	$9,625

% change - 2025 vs. 2024:
Reported growth	(3.6)%	(0.8)%	(7.8)%	10.6%	n/m	(0.8)%
Foreign currency impact	(0.2)%	3.2%	(6.3)%	(5.1)%	n/m	(1.0)%
Currency-neutral growth	(3.4)%	(4.0)%	(1.5)%	15.7%	n/m	0.2%
Divestitures	—%	—%	—%	—%	n/m	—%
Organic growth	(3.4)%	(4.0)%	(1.5)%	15.7%	n/m	0.2%
Volume (tonnage)	(2.8)%	(3.9)%	(6.0)%	6.4%	n/m	(0.3)%
Pricing/mix	(0.6)%	(0.1)%	4.5%	9.3%	n/m	0.5%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 5
Reconciliation of Non-GAAP Amounts - Reported Gross Profit to Currency-Neutral Adjusted Gross Profit

	Quarter ended		Year-to-date period ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Reported gross profit	$1,085	$1,176	$3,234	$3,367
Mark-to-market	7	61	(18)	58
Separation costs	—	(6)	(3)	(9)
Network optimization	(8)	(12)	(22)	(121)
Business and portfolio realignment	(2)	—	(2)	—
Adjusted gross profit	1,089	1,133	3,279	3,439
Foreign currency impact	11	—	(20)	—
Currency-neutral adjusted gross profit	$1,078	$1,133	$3,299	$3,439
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 6
Reconciliation of Non-GAAP Amounts - Reported Gross Margin to Currency-Neutral Adjusted Gross Margin

	Quarter ended		Year-to-date period ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Reported gross margin	33.3%	36.4%	33.9%	35.0%
Mark-to-market	0.2%	1.9%	(0.2)%	0.6%
Separation costs	—%	(0.2)%	—%	(0.1)%
Network optimization	(0.2)%	(0.3)%	(0.2)%	(1.2)%
Business and portfolio realignment	(0.1)%	—%	—%	—%
Adjusted gross margin	33.4%	35.0%	34.3%	35.7%
Foreign currency impact	(0.1)%	—%	0.1%	—%
Currency-neutral adjusted gross margin	33.5%	35.0%	34.2%	35.7%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 7
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Quarter ended September 27, 2025
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$341	$73	$15	$69	$(46)	$452
Mark-to-market	—	—	(2)	—	9	7
Separation costs	(2)	—	—	—	—	(2)
Network optimization	1	(9)	—	—	—	(8)
Proposed merger costs	—	—	—	—	(16)	(16)
Business and portfolio realignment	—	—	(2)	—	—	(2)
Adjusted operating profit	$342	$82	$20	$69	$(39)	$473
Foreign currency impact	—	3	—	—	—	3
Currency-neutral adjusted operating profit	$342	$79	$20	$69	$(40)	$470

Quarter ended September 28, 2024
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$297	$101	$29	$65	$(36)	$456
Mark-to-market	—	—	(2)	—	62	60
Separation costs	(9)	—	—	—	(1)	(10)
Network optimization	(7)	(5)	—	—	—	(12)
Proposed merger costs	—	—	—	—	(22)	(22)
Business and portfolio realignment	—	—	—	(1)	(1)	(2)
Adjusted operating profit	$312	$106	$31	$66	$(74)	$441

% change - 2025 vs. 2024:
Reported growth	15.1%	(27.3)%	(47.4)%	4.5%	(23.9)%	(0.6)%
Mark-to-market	—%	—%	(3.4)%	—%	(68.2)%	(13.3)%
Separation costs	2.8%	—%	0.6%	—%	0.8%	2.5%
Network optimization	2.7%	(4.9)%	—%	—%	—%	1.2%
Proposed merger costs	—%	—%	—%	—%	(4.5)%	1.8%
Business and portfolio realignment	—%	—%	(7.4)%	0.9%	0.6%	(0.1)%
Adjusted growth	9.6%	(22.4)%	(37.2)%	3.6%	47.4%	7.3%
Foreign currency impact	(0.1)%	2.7%	0.7%	—%	0.3%	0.7%
Currency-neutral adjusted growth	9.7%	(25.1)%	(37.9)%	3.6%	47.1%	6.6%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 8
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Year-to-date period ended September 27, 2025
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$981	$256	$70	$205	$(192)	$1,320
Mark-to-market	—	—	(8)	—	1	(7)
Separation costs	(8)	—	—	—	(2)	(11)
Network optimization	—	(23)	—	—	—	(22)
Proposed merger costs	—	—	—	—	(28)	(28)
Business and portfolio realignment	—	—	(2)	—	(1)	(3)
Adjusted operating profit	$989	$279	$80	$205	$(162)	$1,391
Foreign currency impact	(1)	9	(7)	(10)	2	(7)
Currency-neutral adjusted operating profit	$990	$270	$87	$215	$(164)	$1,398

Year-to-date period ended September 28, 2024
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$971	$240	$102	$200	$(171)	$1,342
Mark-to-market	—	—	3	—	66	69
Separation costs	(24)	—	—	—	(5)	(29)
Network optimization	(47)	(74)	—	—	—	(121)
Proposed merger costs	—	—	—	—	(22)	(22)
Business and portfolio realignment	(4)	—	—	(1)	(1)	(6)
Adjusted operating profit	$1,046	$314	$99	$201	$(209)	$1,451

% change - 2025 vs. 2024:
Reported growth	1.1%	6.8%	(31.6)%	2.4%	(11.9)%	(1.6)%
Mark-to-market	—%	—%	(10.4)%	—%	(30.4)%	(5.9)%
Separation costs	1.6%	—%	0.1%	—%	0.7%	1.5%
Network optimization	4.5%	18.0%	—%	—%	—%	7.1%
Proposed merger costs	—%	(0.1)%	(0.1)%	(0.1)%	(4.8)%	(0.5)%
Business and portfolio realignment	0.4%	—%	(2.1)%	0.3%	0.3%	0.3%
Adjusted growth	(5.4)%	(11.1)%	(19.1)%	2.2%	22.3%	(4.1)%
Foreign currency impact	(0.1)%	2.9%	(7.3)%	(4.8)%	0.8%	(0.5)%
Currency-neutral adjusted growth	(5.3)%	(14.0)%	(11.8)%	7.0%	21.5%	(3.6)%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 9
Reconciliation of Non-GAAP Amounts - Reported Operating Margin to Currency-Neutral Adjusted Operating Margin

	Quarter ended		Year-to-date period ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Reported operating margin	13.9%	14.1%	13.8%	13.9%
Mark-to-market	0.2%	1.9%	(0.1)%	0.7%
Separation costs	—%	(0.3)%	(0.1)%	(0.3)%
Network optimization	(0.2)%	(0.4)%	(0.3)%	(1.2)%
Proposed merger costs	(0.5)%	(0.6)%	(0.3)%	(0.3)%
Business and portfolio realignment	(0.1)%	(0.1)%	—%	(0.1)%
Adjusted operating margin	14.5%	13.6%	14.6%	15.1%
Foreign currency impact	(0.1)%	—%	0.1%	—%
Currency-neutral adjusted operating margin	14.6%	13.6%	14.5%	15.1%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 10
Reconciliation of Non-GAAP Amounts - Reported Other Income (Expense) to Adjusted Other Income (Expense)

	Quarter ended		Year-to-date period ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Reported other income (expense)	$8	$21	$28	$97
Mark-to-market	—	—	(3)	13
Adjusted other income (expense)	$8	$21	$31	$84
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 11
Reconciliation of Non-GAAP Amounts - Reported Income Taxes to Adjusted Income Taxes and Reported Effective Tax Rate to Adjusted Effective Tax Rate

	Quarter ended		Year-to-date period ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Reported income taxes	$89	$34	$245	$213
Mark-to-market	2	15	(3)	21
Separation costs	—	(2)	(1)	(6)
Network optimization	(2)	(3)	(5)	(29)
Proposed merger costs	—	(5)	(2)	(5)
Business and portfolio realignment	—	—	1	(1)
Domestic tax benefit	—	(41)	—	(41)
Adjusted income taxes	$90	$70	$255	$274
Reported effective tax rate	22.3%	8.6%	21.1%	17.8%
Mark-to-market	0.1%	3.0%	—%	0.6%
Separation costs	—%	(0.1)%	0.1%	—%
Network optimization	—%	(0.2)%	—%	(0.3)%
Proposed merger costs	0.8%	(0.3)%	0.3%	—%
Business and portfolio realignment	—%	0.2%	0.1%	—%
Domestic tax benefit	—%	(12.1)%	—%	(3.7)%
Adjusted effective tax rate	21.4%	18.1%	20.6%	21.2%
Note: Tables may not foot due to rounding
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 12
Reconciliation of Non-GAAP Amounts - Reported Diluted Earnings Per Share to Currency-Neutral Adjusted Diluted Earnings Per Share

	Quarter ended		Year-to-date period ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Reported EPS	$0.88	$1.05	$2.61	$2.83
Mark-to-market (pre-tax)	0.02	0.17	(0.03)	0.24
Separation costs (pre-tax)	—	(0.03)	(0.03)	(0.08)
Network optimization (pre-tax)	(0.02)	(0.03)	(0.06)	(0.35)
Proposed merger costs (pre-tax)	(0.04)	(0.06)	(0.08)	(0.06)
Business and portfolio realignment (pre-tax)	(0.01)	(0.01)	(0.01)	(0.03)
Income tax impact applicable to adjustments, net*	—	(0.02)	0.03	0.06
Domestic tax benefit	—	0.12	—	0.12
Adjusted EPS	$0.94	$0.91	$2.79	$2.93
Foreign currency impact	0.01	—	—	—
Currency-neutral adjusted EPS	$0.93	$0.91	$2.79	$2.93
Currency-neutral adjusted EPS growth	2.2%		(4.8)%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Kellanova and Subsidiaries
Exhibit 13
Reconciliation of Non-GAAP Amounts - Reported Net Sales Growth to Organic Net Sales Growth

Net sales % change - third quarter 2025 vs. 2024:
	Reported Net Sales	Foreign Currency	Currency-Neutral Net Sales	Divestitures	Organic Net Sales
North America
Snacks	(3.2)%	(0.1)%	(3.1)%	—%	(3.1)%
Frozen	(0.2)%	(0.1)%	(0.1)%	—%	(0.1)%
Europe
Snacks	(1.1)%	4.2%	(5.3)%	—%	(5.3)%
Cereal	(0.6)%	3.9%	(4.5)%	—%	(4.5)%
Latin America
Snacks	4.8%	1.2%	3.6%	—%	3.6%
Cereal	(4.8)%	1.7%	(6.5)%	—%	(6.5)%
AMEA
Snacks	(0.2)%	(1.0)%	0.8%	—%	0.8%
Cereal	1.4%	(2.7)%	4.1%	—%	4.1%
Noodles and other	39.0%	10.3%	28.7%	—%	28.7%

Kellanova and Subsidiaries
Exhibit 14
Reconciliation of Non-GAAP Amounts - Reported Net Sales Growth to Organic Net Sales Growth

Net sales % change - third quarter year-to-date 2025 vs. 2024:
	Reported Net Sales	Foreign Currency	Currency-Neutral Net Sales	Divestitures	Organic Net Sales
North America
Snacks	(4.1)%	(0.1)%	(4.0)%	—%	(4.0)%
Frozen	(0.8)%	(0.2)%	(0.6)%	—%	(0.6)%
Europe
Snacks	(2.1)%	3.4%	(5.5)%	—%	(5.5)%
Cereal	1.0%	3.2%	(2.2)%	—%	(2.2)%
Latin America
Snacks	0.2%	(5.2)%	5.4%	—%	5.4%
Cereal	(12.7)%	(7.1)%	(5.6)%	—%	(5.6)%
AMEA
Snacks	(5.9)%	(1.3)%	(4.6)%	—%	(4.6)%
Cereal	0.4%	(2.4)%	2.8%	—%	2.8%
Noodles and other	36.3%	(11.5)%	47.8%	—%	47.8%

Kellanova and Subsidiaries
Exhibit 15
Reconciliation of Non-GAAP Amounts - Net Debt

(millions, unaudited)	September 27, 2025	December 28, 2024
Notes payable	$526	$113
Current maturities of long-term debt	759	632
Long-term debt	4,341	4,998
Total debt liabilities	5,626	5,743
Less:
Cash and cash equivalents	240	694
Net debt	$5,386	$5,049

Significant items impacting comparability

Mark-to-market
We recognize mark-to-market adjustments for pension and postretirement benefit plans, commodity contracts, and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans are recognized in the year they occur. Mark-to-market gains/losses for certain equity investments are recorded based on observable price changes. Changes between contract and market prices for commodity contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. We recorded a pre-tax mark-to-market gain of $7 million and loss of $10 million for the quarter and year-to-date periods ended September 27, 2025, respectively. We recorded a pre-tax mark-to-market gain of $60 million and $82 million for the quarter and year-to-date periods ended September 28, 2024, respectively.

Separation costs
The Company successfully completed the separation transaction on October 2, 2023. We incurred pre-tax charges related to the separation of $2 million and $11 million for the quarter and year-to-date periods ended September 27, 2025, respectively. We incurred pre-tax charges of $10 million and $29 million for the quarter and year-to-date periods ended September 28, 2024, respectively.

Network optimization
Costs related to reorganizations to increase the productivity and efficiency of the Company's supply chain. As a result, we incurred pre-tax charges, primarily related to severance and asset impairment, of $8 million and $22 million for the quarter and year-to-date periods ended September 27, 2025, respectively. We recorded pre-tax charges of $12 million and $121 million for the quarter and year-to-date periods ended September 28, 2024, respectively.

Proposed merger costs
In August 2024, the Company entered into a definitive agreement under which Mars has agreed to acquire Kellanova, subject to customary closing conditions, including the receipt of required regulatory approvals. In conjunction with the agreement, we incurred pre-tax charges, primarily related to legal and consulting costs, of $16 million and $28 million for the quarter and year-to-date periods ended September 27, 2025, respectively. We recorded pre-tax charges of $22 million for the quarter and year-to-date periods ended September 28, 2024.

Business and portfolio realignment
Costs related to reorganizations in support of our Deploy for Growth priorities and a reshaped portfolio; investments in enhancing capabilities prioritized by our Deploy for Growth strategy; and prospective divestitures and acquisitions. As a result, we recorded pre-tax charges, primarily related to reorganizations, of $2 million and $3 million for the quarter and year-to-date periods ended September 27, 2025, respectively. We recorded $2 million and $6 million for the quarter and year-to-date periods ended September 28, 2024.

Domestic tax benefit
In September 2024, the Company entered into an agreement to sell a foreign subsidiary in Egypt. In conjunction with the agreement, we recognized a tax benefit of $41 million for the quarter and year-to-date period ended September 28, 2024, related to the excess of tax basis over book on our investment in the subsidiary. The sale of the subsidiary was completed in the second quarter of 2025.

Foreign currency translation
We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.